     As filed with the Securities and Exchange Commission on April 12, 2001
                                                Registration No. 333-___________



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               MAXTOR CORPORATION
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                       77-0123732
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                              510 Cottonwood Drive
                               Milpitas, CA 95035
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               MAXTOR CORPORATION
                       1996 STOCK OPTION PLAN, AS AMENDED,
                     1998 EMPLOYEE STOCK PURCHASE PLAN, AND
                 INDIVIDUAL OPTION AGREEMENTS GRANTED UNDER THE
               QUANTUM CORPORATION 1993 LONG-TERM INCENTIVE PLAN,
                 1986 STOCK OPTION PLAN AND SUPPLEMENTAL STOCK
                 OPTION PLAN AND ASSUMED BY MAXTOR CORPORATION
 -------------------------------------------------------------------------------
                            (Full title of the plan)


                                Glenn H. Stevens
                  Vice President, General Counsel and Secretary
                               Maxtor Corporation
                              510 Cottonwood Drive
                               Milpitas, CA 95035
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 432-1700

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

---------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum     Proposed maximum
Title of securities                Amount to be          offering price per   aggregate offering        Amount of
to be registered(1)                registered(2)               share(3)            price(3)          registration fee
-------------------------------- ---------------------- --------------------- -------------------    ----------------
1996 Stock Option Plan
Common Stock
Par Value $0.01                        17,000,000              $7.27            $123,590,000

1998 Employee Stock
Purchase Plan
Common Stock
Par Value $0.01                         3,500,000              $6.18            $ 21,630,000

Assumed Options
Common Stock                                                   $4.57            $ 60,061,559
Par Value $0.01                        13,142,573

                         TOTALS        33,642,573                               $205,281,559            $51,320.39

1 The securities to be registered include options and rights to acquire such Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares under the 1996 Stock Option Plan, as amended, the price is based on the average of the high and low prices of the Common Stock on April 10, 2001, as reported on the Nasdaq National Market. The 1998 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on April 10, 2001, as reported on the Nasdaq National Market. The price of the Assumed Options is computed on the basis of the weighted average exercise price of the Assumed Options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Maxtor Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 30, 2000, as filed with the Commission.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Inapplicable.

Item 6.  Indemnification of Directors and Officers

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption From Registration Claimed

     Inapplicable.

Item 8.  Exhibits

     See Exhibit Index.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 5, 2001.

                                     MAXTOR CORPORATION



                                     By: /s/ GLENN H. STEVENS
                                        ----------------------------------------
                                        Glenn H. Stevens
                                        Vice President, General Counsel and
                                        Secretary

                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Maxtor Corporation, whose signatures appear below, hereby constitute and appoint Michael R. Cannon and Glenn H. Stevens, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                                  Date
------------------------------------------------------------------------------------------------------------
/s/ MICHAEL R. CANNON                    President, Chief Executive Officer and
------------------------------------     Director (Principal Executive Officer)            April 5, 2001
Michael R. Cannon

/s/ CHONG SUP PARK                       Chairman of the Board of Directors
------------------------------------                                                       April 5, 2001
Dr. Chong Sup Park

/s/ PAUL J. TUFANO                       Senior Vice President, Finance, Chief             April 5, 2001
------------------------------------     Financial Officer and Principal Accounting
Paul J. Tufano                           Officer

/s/ MICHAEL A. BROWN                     Director                                          April 5, 2001
------------------------------------
Michael A. Brown

/s/ CHARLES F. CHRIST                    Director                                          April 5, 2001
------------------------------------
Charles F. Christ

/s/ THOMAS L. CHUN                       Director                                          April 5, 2001
------------------------------------
Thomas L. Chun

/s/ CHARLES HILL                         Director                                          April 5, 2001
------------------------------------
Charles Hill

/s/ ROGER W. JOHNSON                     Director                                          April 5, 2001
------------------------------------
Roger W. Johnson

                                  EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 24, 1998 is incorporated by reference to Exhibit 3.2 to the Company's
          Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 30, 1998 (No. 333-56099)

4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 30,
          1998 (No. 333-56099)

5         Opinion re legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included in signature pages to this registration statement)